SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2003

TSI TELECOMMUNICATION HOLDINGS, LLC TSI TELECOMMUNICATION SERVICES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-88168-01	30-0041664
Delaware	333-88168	06-1262301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 N. Franklin Street, Suite 700

Tampa, Florida 33602

(Address of Principal Executive Offices, including Zip Code)

(813) 273-3000

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure.

As initially reported on the Registrants’ current report on Form 8-K filed on August 29, 2003, effective July 23, 2003, pursuant to an Agreement and Plan of Merger dated as of July 15, 2003 (the “Merger Agreement”), among TSI Telecommunication Network Services Inc. (“TSI Networks”), TSI Brience, LLC (“Merger Sub”), Brience, Inc. (“Brience”) and certain holders of Series C Preferred Stock, par value $.01 per share, of Brience, Brience was merged with and into Merger Sub with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of TSI Networks (the “Merger”). At the time of the Merger, GTCR Fund VII, L.P. and GTCR Co-Invest, L.P. collectively were majority owners of Brience and owned approximately 64% of the outstanding common stock of Brience on a fully diluted basis. GTCR Fund VII, L.P. and GTCR Co-Invest, L.P. collectively own approximately 52% of the outstanding common units of TSI Telecommunication Holdings, LLC (the “Ultimate Parent”) and their affiliate, GTCR Fund VII/A, L.P., owns approximately 26% of the common units of the Ultimate Parent. GTCR Fund VII, L.P., GTCR Fund VII/A, L.P. and GTCR Co-Invest, L.P. are private investment funds affiliated with GTCR Golder Rauner LLC (“GTCR”). Since GTCR had a controlling interest in both Brience and the Ultimate Parent at the time of the Merger, the transaction was accounted for as a combination of entities under common control, similar to a pooling of interests, whereby the assets and liabilities of Brience were combined at their historical amounts as of February 14, 2002, the date that GTCR had control of both entities. The Registrants intend to file restated audited consolidated financial statements for the period from February 14, 2002 to December 31, 2002 on the appropriate form reflecting these combined financial results. The inclusion of Brience’s historical financial results in the restated audited consolidated financial statements of the Registrants for the period from February 14, 2002 to December 31, 2002 could have a significant effect on the Registrants’ historical financial results. Prior to the Merger, Brience experienced significant losses and for its fiscal year ended April 30, 2003, its unaudited net income (loss) was approximately $(11.8) million. However, Brience’s operations at the time of the Merger were substantially less significant than they were historically because of reduced operations, product developments, personnel and geographic territories.

The Registrants do not expect to be able to file the audited financial statements of Brience as of and for the twelve months ended April 30, 2003 required by Rule 3-05 of Regulation S-X by October 5, 2003 and may not be able to file them at all because the Registrants have not been able to obtain accounting records related to Brience’s discontinued foreign subsidiaries. A no-action request has been submitted to the Office of the Chief Accountant on behalf of the Registrants with respect to this matter.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2002 and for the six months ended June 30, 2003, and the unaudited pro forma condensed consolidated balance sheet as of June 30, 2003 are presented in Exhibit 7.1 attached hereto. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2002 and the six months ended June 30, 2003 give pro forma effect to the Merger as if it had occurred at the beginning of each period presented. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002 also gives effect to the acquisition of TSI Telecommunication Services Inc. (“TSI”) on February 14, 2002 by GTCR, certain co-investors and members of management and certain related financing transactions as if they had occurred on January 1, 2002. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2003 gives effect to the Merger as if it had occurred on June 30, 2003.

(c) Exhibits

7.1     Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 30, 2003

TSI TELECOMMUNICATION HOLDINGS, LLC

/s/ RAYMOND L. LAWLESS

By:	Raymond L. Lawless
Its:	Chief Financial Officer, Secretary and Manager

TSI TELECOMMUNICATION SERVICES INC.

/s/ RAYMOND L. LAWLESS

By:	Raymond L. Lawless
Its:	Chief Financial Officer, Secretary and Director

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
7.1	Unaudited Pro Forma Condensed Consolidated Financial Statements